FINANCIAL ADVISORY & CONSULTING AGREEMENT

THIS FINANCIAL ADVISORY & CONSULTING AGREEMENT ("Agreement") is made and entered into as of July 1, 2010, by and between Bay Peak 6 Acquisition Corp. (herein referred to as the "Company") and BayPeak LLC, a California limited liability company (herein referred to as the "Consultant").

WITNESSETH:

WHEREAS, the Company desires to engage Consultant to provide certain financial advisory and consulting services as specifically enumerated below commencing as of the date hereof related to the Financing, and the Going Public Transaction (each as hereinafter defined), and the Consultant is willing to be so engaged;

NOW, THEREFORE, for and in consideration of the covenants set forth herein and the mutual benefits to be gained by the parties hereto, and other good and valuable consideration, the receipt and adequacy of which are now and forever acknowledged and confessed, the parties hereto hereby agree and intend to be legally bound as follows:

1. Retention. As of the date hereof, the Company hereby retains and the Consultant hereby agrees to be retained as the Company's exclusive business consultant and financial advisor during the term of this Agreement. The Company acknowledges that the Consultant shall have the right to engage third parties to assist it in its efforts to satisfy its obligations hereunder. In its capacity as a consultant and financial advisor to the Company, the Consultant will:

A. Going Public Transaction. The Consultant shall:

(i) assist the Company in evaluating the manner of effectuating a going public transaction; either by ways of an IPO or Registered Direct Listing (a" Going Public Transaction");

(ii) assist the Company in negotiating and engaging an Investment Bank to act as lead underwriter for a registered offering and an Investor Relations firm;

(iii) provide services to the Company for its preparations for the Going Public Transaction, including;

(a) website re-design including English version
(b) power point presentation creation
(c) professional due diligence package creation
(d) investment terms negotiations with lead underwriter
(e) provide advice for CFO candidate identification and hiring
(f) assistance in SEC registration statement preparations
(g) assist in engaging an Investor Relations firm at the time of listing.

(iv) It is specifically understood that Consultant is not and does not hold itself out to be a Broker/Dealer, but is rather merely a "Finder" in reference to the Company procuring financing sources and acquisition candidates. Any obligation to pay a "Finders

Fee" hereunder shall survive the merging, acquisition, or other change in the form of entity of the Company and to the extent it remains unfulfilled shall be assigned and transferred to any successor to the Company.

2. Authorization. Subject to the terms and conditions of this Agreement, the Company hereby appoints the Consultant to act on a best efforts basis as its consultant during the Authorization Period (as hereinafter defined). The Consultant hereby accepts such appoint, with it being expressly acknowledged that the Consultant is acting in the capacity of independent contractor and not as agent of either the Company, the restructured company or the public company. It is expressly acknowledged by the Company that the Consultant shall not render legal or accounting advice in connection with the services to be provided herein. The Consultant shall have the right to recommend the legal and accounting professionals for the transactions contemplated herein.

3. Authorization Period. The Consultant's engagement hereunder shall become effective on the date hereof and will automatically terminate (the "Termination Date") on the expiration of 12 months from the signing of this agreement Listing, however, if the Company has not attained a listing on US national exchange; OTCBB, NASDAQ or NYSE, within that 12 month period, then the Consultants engagement continue until such date the Company attains a listing on a US national exchange. This Agreement may be extended beyond the Termination Date if both parties mutually agree in writing.

4. Compensation. In consideration for the services described in this Agreement, the Company shall compensate the Consultant $8,000 per month, payable at the first of each month.

5. Expense Reimbursement. Immediately upon consummation of the Financing Transaction, the Consultant will be reimbursed for all of the Consultants out-of-pocket expenses from the proceeds of the Financing. The Consultant agrees that the total dollar amount of Consultants expenses will not exceed $70,000. The Company agrees that Consultant's expenses to be reimbursed shall include all documented travel and lodging expenses incurred by Consultant during the term of this Agreement. The term of this Agreement being defined as the period between the date hereof and the Termination Date described in Section 3 above. Reimbursement for all expenses shall be made within 10 days of receipt of a written request for reimbursement submitted by Consultant to the Company, with all outstanding reimbursement requests to be paid in full at the closing of the Going Public Transaction.

6. Non-Circumvention. The Company agrees that it will not make contact, directly or indirectly, written, oral, electronic or by any other medium of contact with third parties to whom they have been introduced by Consultant hereto, without the prior express written consent of Consultant. The Company further agrees that neither they nor their affiliates shall enter into any agreement, verbal, written or otherwise, with third parties to whom they have been introduced by Consultant hereto without the express written consent of Consultant. The Company hereto accepts and understands that any overt action of circumvention or unauthorized disclosure shall constitute a breach of trust and shall be considered a breach of all terms and conditions of this Agreement. Such action shall be subject to judicial action and recompense. It is further agreed that in the event the Company circumvents Consultant, or discloses information to an outside party which results in, but not limited to, injury or loss of consideration to Consultant,

the Company shall be liable to Consultant. If Consultant shall bring an action to recover payment or other compensation pursuant to the terms of this Agreement, Consultant shall be entitled to reasonable attorneys fees and expenses as may be awarded, and recovery for liquidated damages as may be awarded by and through any legal process or jurisdiction.

7. Representations and Covenants. It is understood that Company, and not Consultant, is responsible to perform any and all due diligence on any lender or equity purchaser introduced to it by Consultant or Underwriter/Investment Bank under this Agreement, prior to Company receiving funds. The Consultant acknowledges that, to the best of its knowledge, (i) the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over the Consultant, and (ii) Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. The Company acknowledges that, to the best of its knowledge, that (i) it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company and (ii) the Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. The Company also warrants and represents that all oral communications, written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's breach of the representations and covenants set forth hereing or from communication or dissemination of any information, documents or materials.

8. Legal Representation. The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement. The Consultant represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

9. Status as Independent Contractor. The Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. The Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by the Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

10. Attorney's Fee. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

11. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

12. Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by the laws of the Peoples Republic of China and any dispute arising hereunder shall be submitted for binding arbitration to the Huanan Branch of the China International Economic & Trade Arbitration Commission in Beijing.

13. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. It is understood that this Agreement will be prepared and executed in both the English and Chinese languages, with both versions having legal efficacy. If a dispute arises as to the interpretation of a particular provision of this Agreement because of differences between the Chinese and English languages, the English version shall prevail.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

The Consultant:

BayPeak LLC

By:______________________________
Cory Roberts

Its: President

The Company:
Bay Peak 6 Acquisition Corp.

By:______________________________
Xuecheng Xia

Its: Chairwoman